Exhibit 99.1

NetScout Systems Reports Financial Results For First Quarter Fiscal Year 2015
Q1 GAAP and Non-GAAP Revenue Up 32% Year-over-Year
Q1 EPS Up Year-over-Year: 125% GAAP; 71% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--July 17, 2014--NetScout Systems, Inc. (NASDAQ: NTCT):

Q1 FY 2015
	GAAP	Non-GAAP
Revenue	$107.9 million	$107.9 million
Net income	$11.5 million	$15.2 million
Net income per share	$0.27	$0.36

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network, application and service assurance solutions, today announced financial results for its first quarter of fiscal year 2015 ended June 30, 2014.

“Continuing our revenue growth performance of the past two fiscal years, NetScout delivered a strong beginning to our 2015 fiscal year,” said Anil Singhal, President and CEO of NetScout Systems. “We are executing well on our strategy, and our results reflect market acceptance of our solutions and value proposition. We are demonstrating that we can set and achieve ambitious operating goals and we are excited about our market positioning and growth prospects. This quarter, we saw very strong demand from our Service Provider customers as they are focusing on their 4G/LTE network rollouts and new LTE enabled services. Our new nGeniusONE platform is gaining mind share with key customers from varied industries as they realize the value of integrated network and application performance management functionality. We are pleased to reiterate our full year 2015 guidance with a revenue growth range of 13%-17% and an EPS growth range of 14%-18%,” added Anil Singhal.

Total GAAP and non-GAAP revenue for the first quarter was $107.9 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the first quarter, on a GAAP and non-GAAP basis was $64.4 million. Service revenue on a GAAP and non-GAAP basis was $43.5 million.

GAAP net income for the first quarter was $11.5 million, or $0.27 per diluted share. GAAP income from operations was $19.6 million. On a non-GAAP basis, net income for the quarter was $15.2 million, or $0.36 per diluted share, and non-GAAP income from operations was $25.3 million.

●	GAAP and non-GAAP revenue increased 32% year-over-year and decreased 4% sequentially.
●	GAAP and non-GAAP product revenue increased 50% year-over-year and decreased 9% sequentially.
●	GAAP operating margin was 18%, up seven points from a year ago and down five points sequentially. Non-GAAP operating margin was 23%, up six points from a year ago and down five points sequentially.
●	As of June 30, 2014, cash and cash equivalents and short and long-term marketable securities were $234.4 million, up $15.6 million from $218.8 million as of the end of the prior quarter.

Guidance:

For fiscal year 2015, we are reiterating the guidance we issued last quarter. We expect GAAP and non-GAAP revenue to be in the range of $450 million to $465 million. GAAP net income per diluted share is expected to be in the range of $1.36 to $1.43 and non-GAAP net income per diluted share to be in the range of $1.74 and $1.81.

For fiscal year 2015, the non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $16.3 million, estimated amortization of acquired intangible assets of approximately $7.1 million, compensation for post combination services of approximately $1.2 million, and the related impact of these adjustments on the provision for income taxes of $8.5 million.

CONFERENCE CALL INSTRUCTIONS:

NetScout invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID: 71521617. A replay of the call will be available after 11:30 a.m. ET on July 17, 2014 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 71521617.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP product margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ:NTCT) is the market leader in application and network performance management solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. Used by 92 percent of Fortune 100 organizations and more than 165 service providers worldwide, NetScout’s technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology. For more information about NetScout, visit www.netscout.com.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2015, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, NetScout’s relationships with strategic partners, dependence upon broad-based acceptance of NetScout’s network performance management solutions, NetScout’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Accanto Systems and ONPATH Technologies, and achieve operational efficiencies. For a more detailed description of the risk factors associated with NetScout, please refer to NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2014 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2014	2013
Revenue:
Product	$64,366	$42,977
Service	43,486	38,828
Total revenue	107,852	81,805

Cost of revenue:
Product	13,766	9,773
Service	8,830	7,149
Total cost of revenue	22,596	16,922

Gross profit	85,256	64,883

Operating expenses:
Research and development	18,767	15,965
Sales and marketing	37,272	32,200
General and administrative	8,753	6,981
Amortization of acquired intangible assets	862	854
Total operating expenses	65,654	56,000

Income from operations	19,602	8,883
Interest and other expense, net	(131)	(73)

Income before income tax expense	19,471	8,810
Income tax expense	7,995	3,557
Net income	$11,476	$5,253

Basic net income per share	$0.28	$0.13
Diluted net income per share	$0.27	$0.12
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,081	41,405
Net income per share - diluted	41,808	42,068

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2014	2013

GAAP Revenue	$107,852	$81,805
Deferred revenue fair value adjustment	18	140
Non-GAAP Revenue	$107,870	$81,945

GAAP Gross profit	$85,256	$64,883
Deferred revenue fair value adjustment	18	140
Share-based compensation expense (1)	288	190
Amortization of acquired intangible assets (2)	934	819
Compensation for post combination services (4)	8	8
Non-GAAP Gross profit	$86,504	$66,040

GAAP Income from operations	$19,602	$8,883
Deferred revenue fair value adjustment	18	140
Share-based compensation expense (1)	3,302	2,812
Amortization of acquired intangible assets (2)	1,796	1,673
Business development and integration expense (3)	-	170
Compensation for post combination services (4)	536	444
Non-GAAP Income from operations	$25,254	$14,122

GAAP Net income	$11,476	$5,253
Deferred revenue fair value adjustment	18	140
Share-based compensation expense (1)	3,302	2,812
Amortization of acquired intangible assets (2)	1,796	1,673
Business development and integration expense (3)	-	170
Compensation for post combination services (4)	536	444
Income tax adjustments (5)	(1,910)	(1,785)
Non-GAAP Net income	$15,218	$8,707

GAAP Diluted Net income per share	$0.27	$0.12
Share impact of non-GAAP adjustments identified above	0.09	0.09
Non-GAAP Diluted net income per share	$0.36	$0.21

Shares used in computing non-GAAP diluted net income per share	41,808	42,068

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$60	$44
Cost of service revenue	228	146
Research and development	1,026	896
Sales and marketing	963	845
General and administrative	1,025	881
Total share-based compensation expense	$3,302	$2,812

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$934	$819
Operating expenses	862	854
Total amortization expense	$1,796	$1,673

(3) Business development and integration expense included in these amounts is as follows:
General and administrative	-	170
Total business development and integration expense	$-	$170

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	6	6
Cost of service revenue	2	2
Research and development	205	113
Sales and marketing	39	39
General and administrative	284	284
Total compensation for post combination services	$536	$444

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,148)	$(1,992)
Tax impact of non-GAAP reconciling items in loss jurisdictions	238	207
Total income tax adjustments	$(1,910)	$(1,785)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2014	2014

Assets
Current assets:
Cash, cash equivalents and marketable securities	$177,864	$177,310
Accounts receivable, net	32,955	60,518
Inventories	11,026	12,580
Prepaid expenses and other current assets	24,949	28,354

Total current assets	246,794	278,762

Fixed assets, net	22,742	23,098
Goodwill and intangible assets, net	259,677	261,959
Long-term marketable securities	56,580	41,484
Other assets	2,344	2,460

Total assets	$588,137	$607,763

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,888	$11,541
Accrued compensation	23,749	34,901
Accrued other	6,182	7,221
Deferred revenue	101,871	109,301

Total current liabilities	141,690	162,964

Other long-term liabilities	6,644	6,661
Deferred tax liability	2,747	2,757
Accrued long-term retirement benefits	1,582	1,581
Long-term deferred revenue	22,848	24,639

Total liabilities	175,511	198,602

Stockholders' equity:
Common stock	50	50
Additional paid-in capital	278,106	273,574
Accumulated other comprehensive income	2,416	2,772
Treasury stock, at cost	(129,989)	(117,802)
Retained earnings	262,043	250,567

Total stockholders' equity	412,626	409,161

Total liabilities and stockholders' equity	$588,137	$607,763

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations IR@netscout.com